UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2007

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PXRE House 110 Pitts Bay Road Pembroke HM 08 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address of principal executive offices, including zip code)	(Mailing Address)

(441) 296-5858

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2007, Argo Group International Holdings, Inc. (“Argo Group”) announced that Chief Operating Officer of U.S. operations Greg Vezzosi has decided to leave Argo Group to pursue other interests. Mr. Vezzosi will assist Argo Group in transitioning job duties through the end of 2007.

Argo Group also announced that Dale Pilkington has accepted an appointment to serve as President of Argo Group’s U.S. operations, effective immediately. Mr. Pilkington, 51, was President of Argo Group’s Excess & Surplus (E&S) Lines business segment and for five years has been President of Colony Insurance, a unit of Argo Group’s E&S segment.

The press release describing Mr. Vezzosi’s decision to leave Argo Group and Mr. Pilkington’s appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated October 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Date: November 2, 2007		/s/ David J. Doyle
	By:	David J. Doyle
	Its:	Corporate Secretary